UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

Following an assessment and review of several accounting firms undertaken by Navitas Semiconductor Corporation (the “Company”), the Audit Committee (the “Committee”) of the Board of Directors of the Company approved the appointment of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm. As a result of the same process, the Committee approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Pursuant to the Committee’s approval and direction, on July 19, 2023, the Company dismissed Deloitte as its independent registered public accounting firm.

Deloitte’s report on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and subsequent interim periods through the date of this report, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in connection with its report. There were no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K that occurred within the years ended December 31, 2022 and 2021, and subsequent interim periods through the date of this report, except for the material weaknesses in the Company’s internal control over financial reporting, as previously reported in Part II, Item 9A, “Controls and Procedures,” in the Company’s annual reports on Form 10‑K for the years ended December 31, 2022 and 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2023 and March 31, 2022, respectively, and in Part I, Item 4, “Controls and Procedures,” in the Company’s quarterly report on Form 10‑Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023, in each case related to (i) the lack of a sufficient number of trained professionals with technical accounting expertise to identify, evaluate, value and account for complex and non-routine transactions, including revenue and stock-based compensation, and (ii) insufficient accounting resources to maintain appropriate segregation of duties, including to ensure journal entries are reviewed by personnel independent of the preparer. The Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with Deloitte, and has authorized Deloitte to respond fully to the inquiries of Moss Adams concerning such material weaknesses.

The Company has provided Deloitte with a copy of the disclosures it is making in this report and requested that Deloitte furnish a letter addressed to the SEC stating whether Deloitte agrees with the statements made herein and, if it does not agree, the respects in which it does not agree, in accordance with Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter, dated July 25, 2023, is filed as Exhibit 16.1 to this report.

(b) Appointment of New Independent Registered Public Accounting Firm.

On July 19, 2023, the Company completed the appointment of Moss Adams as its independent registered public accounting firm. During the Company’s two most recent fiscal years ended December 31, 2022 and 2021, and the subsequent interim periods through the date of this report, neither the Company nor anyone acting on its behalf has consulted with Moss Adams regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company by Moss Adams, or oral advice was provided that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP to the U.S. Securities and Exchange Commission, dated July 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: July 25, 2023
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer